			EXHIBIT 12

			Page 1

JERSEY CENTRAL POWER & LIGHT COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30,
	2005	2004
	(In thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$69,842	$50,234
Add -
Interest and other charges, before reduction for
amounts capitalized and deferred interest income	41,660	41,384
Provision for income taxes	55,019	37,356
Interest element of rentals charged to income (a)	3,665	3,364

Earnings as defined	$170,186	$132,338

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest on long-term debt	$38,681	$40,531
Other interest expense	2,979	853
Interest element of rentals charged to income (a)	3,665	3,364

Fixed charges as defined	$45,325	$44,748

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3.75	2.96

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.

			EXHIBIT 12

JERSEY CENTRAL POWER & LIGHT COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS
PREFERRED STOCK DIVIDEND REQUIREMENTS

	Six Months Ended
	June 30,
	2005	2004
	(In thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$69,842	$50,234
Add -
Interest and other charges, before reduction for
amounts capitalized and deferred interest income	41,660	41,384
Provision for income taxes	55,019	37,356
Interest element of rentals charged to income (a)	3,665	3,364

Earnings as defined	$170,186	$132,338

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS PREFERRED
STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)
Interest on long-term debt	$38,681	$40,531
Other interest expense	2,979	853
Preferred stock dividend requirements	250	250
Adjustment to preferred stock dividends to
state on a pre-income tax basis	197	186
Interest element of rentals charged to income (a)	3,665	3,364

Fixed charges as defined plus preferred stock dividend
requirements (pre-income tax basis)	$45,772	$45,184

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS)	3.72	2.93

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.

			EXHIBIT 12

METROPOLITAN EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30,
	2005	2004

EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$32,139	$24,709
Add -
Interest and other charges, before reduction for
amounts capitalized and deferred interest income	22,621	23,905
Provision for income taxes	21,325	16,211
Interest element of rentals charged to income (a)	938	651

Earnings as defined	$77,023	$65,476

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest on long-term debt	$18,945	$22,385
Other interest expense	3,676	1,520
Interest element of rentals charged to income (a)	938	651

Fixed charges as defined	$23,559	$24,556

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3.27	2.67

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined

			EXHIBIT 12

PENNSYLVANIA ELECTRIC COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30,
	2005	2004
	(In thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$27,221	$8,708
Add -
Interest and other charges, before reduction for
amounts capitalized and deferred interest income	19,738	20,020
Provision for income taxes	18,940	4,229
Interest element of rentals charged to income (a)	1,672	1,286

Earnings as defined	$67,571	$34,243

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest on long-term debt	$14,882	$15,015
Other interest expense	4,856	5,005
Interest element of rentals charged to income (a)	1,672	1,286

Fixed charges as defined	$21,410	$21,306

CONSOLIDATED RATIO OF EARNINGS TO FIXED	3.16	1.61
CHARGES

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.